UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (844) 384-5069

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share;	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Unicoin Inc. (the “Company”) is providing this voluntary update in connection with recent developments concerning its private offering materials, financial disclosures, and corporate position.

On or about July 23, 2025, the Company finalized updates to its offering materials, including revised Private Placement Memoranda (“PPMs”) for its equity offering and for its high-yield note offering, pursuant to Regulation D and Regulation S. These updates reflect the Company’s continued fundraising efforts and include clarifications to prior disclosures.

In connection with these materials, the Company has incorporated updated risk factors, use of proceeds, and related disclosures, including:

An update regarding the Company’s financial condition: The Company has incorporated additional risk factors acknowledging increased vendor obligations, working capital constraints, and the consideration of risk mitigation strategies. The Company has initiated consultations with professionals to evaluate its financial posture. While no formal determination of insolvency has been made, management is actively monitoring liquidity, vendor obligations, and the Company’s ability to meet its ongoing commitments. These disclosures are intended to ensure that investors have a full understanding of the risks involved.

Clarification Regarding Collateralization of Unicoins: The Company has clarified that Unicoins are not collateralized or otherwise secured by specific assets. References to Unicoins as “asset-backed” are intended solely in a general commercial sense—meaning supported by the Company’s intent to partially or fully invest token proceeds in real-world assets that may contribute to the long-term ecosystem value. The Company acknowledges that varying interpretations of the term may exist, and this is addressed in the revised risk factor disclosures.

Clarification of the Company’s tokenization status: In May 2025, the Company communicated via newsletter that it had completed the “tokenization” of Unicoins. This statement reflected the internal determination that the Company’s smart contract had been deployed and operational. However, the Company now acknowledges that the term “tokenization” may be interpreted differently by certain parties. Accordingly, the revised offering materials include clarifying language and associated risk factors addressing the potential for differing interpretations. This disclosure is being provided in the interest of transparency and to further explain the Company’s intended meaning of “tokenization.”

Delay in Filing Form 10-Q: The Company notes that the above updates were originally intended to be included in its Quarterly Report on Form 10-Q for the period ended March 31, 2025. However, the Form 10-Q has not yet been filed due to unresolved auditor reviews of certain items. The Company is filing this Form 8-K voluntarily to ensure timely and transparent disclosure of material developments pending completion of its quarterly report.

The Company believes these updates are consistent with its obligations to provide timely and meaningful disclosures to stakeholders and will continue to review and update materials as circumstances evolve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Eduardo Serrano
Name:	Eduardo Serrano
Title:	Senior Vice President and Legal Counsel

Dated: July 24, 2025

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